EXHIBIT 99.1

                     [Special Metals Corporation Letterhead]


                                  Contacts: Donald C. Darling
                                            Vice President Administration &
                                            Chief Financial Officer
                                            Special Metals Corporation
                                            (315) 798-2058

                                            Charles S. Freer
                                            Vice President and Director of
                                            Investor Relations & Strategic
                                            Planning
                                            (315) 798-2031

                  Special Metals Announces Management Change At
                            Inco Alloys International

         NEW HARTFORD, N.Y. -- January 13, 1999 -- Special Metals Corporation (NASDAQ: SMCX) reported today that Francis J. Petro, President of its Inco Alloys International (IAI) business unit has resigned effective immediately to pursue other opportunities. Petro has also resigned as a member of the Special Metals Corporation board.

         In addition to his other duties, Special Metals President and Chief Executive Officer Donald R. Muzyka will assume responsibility for day-to-day management of IAI until a decision is made on replacing Petro. Operation of the facilities will continue under the various functional IAI executives who will now report directly to Muzyka.

         Special Metals is the world's largest and most-diversified producer of high-performance nickel-based alloys. Its specialty metals are used in some of the world's most technically demanding industries and applications, including: aerospace, power generation, chemical processing, oil exploration and medical/dental devices. Through its New Hartford, N.Y. headquarters, 11 U.S. and European production facilities and a global distribution network, Special Metals supplies over 5,000 customers and every major world market for high-performance nickel-based alloys.
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Special Metals Corporation
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         The statements in this release relating to matters that are not historical facts are forward-looking statements that involve risks and uncertainties, including, but not limited to, the duration of the strike at the Huntington facility, the cyclicality of the aerospace industry, raw material pricing, future global economic conditions, global productive capacity, competitive products, the ability to integrate Inco Alloys International into Special Metals Corporation to achieve the synergy savings and other risks and uncertainties detailed in the Company's Securities and Exchange Commission filings.

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